Exhibit 31.2

Certification pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, William F. Weissman, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A of Rubicon Technology, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 23, 2012	By:	/s/ William F. Weissman
William F. Weissman
Chief Financial Officer